Consent of Independent Public Accountants



     As independent public accountants, we hereby consent to the use of our report on Pioneer Cash Reserves Fund dated February 12, 1999 (and to all references to our firm) included in or made a part of Post-Effective Amendment No. 18 and Amendment No. 19 to Registration Statement File Nos. 33-13179 and 811-5099, respectively.



                                        /s/ Arthur Andersen LLP
                                        Arthur Andersen LLP

Boston, Massachusetts
April 28, 1999